UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

Amendment No. 2

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

STRIKE AXE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53304	26-2329797
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

267 W 1400 S

Suite 101

St. George, UT 84790

 (Address of principal executive offices)

(800) 541-9469

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Strike Axe, Inc.

Current Report on Form 8-K/A

TABLE OF CONTENTS

Page
Item 1.01. Entry Into a Material Definitive Agreement	1
Item 2.01. Completion of Acquisition or Disposition of Assets	2

Description of Business	2
Risk Factors	7
Management’s Discussion and Analysis of Financial Condition and Results of Operations	14
Properties	16
Security Ownership of Certain Beneficial Owners and Management	16
Directors and Executive Officers and Key Employees	17
Executive Compensation	18
Certain Relationships and Related Transactions and Director Independence	19
Legal Proceedings	19
Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	20
Recent Sales of Unregistered Securities	21
Description of Securities	21
Indemnification of Officers and Directors	22
Financial Statements and Supplementary Data	23
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	23
Financial Statements and Exhibits	23

Item 3.02. Unregistered Sale of Equity Securities	23
Item 4.01. Changes to Registrant’s Certifying Accountant	23
Item 5.01. Changes in Control of Registrant	23
Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	23
Item 5.06. Change in Shell Company Status	23
Item 8.01. Other Events	23
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits	23
Financial Statements	26
Pro Forma Financial Information	36

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CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K/A (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “ Exchange Act”) and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, assumptions, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions. Forward-looking statements in this Report may include statements about:

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future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

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our capital requirements and the need for additional financing;

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our ability to protect our proprietary property rights and secure the right to use other proprietary property that we deem to be essential to the conduct of our business;

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our ability to execute our growth, expansion and acquisition strategies;

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current and future economic and political conditions;

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overall industry and market performance;

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competition;

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management’s goals and plans for future operations; and

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other assumptions described in this Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Report are only predictions. Actual results could, and likely will, differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Report. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the PSLRA are unavailable to issuers of “penny stock.” Our shares may be considered a penny stock and, as a result, the safe harbors are not available to us.

iii

Item 1.01 Entry into a Material Definitive Agreement

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references in this Report to “we,” “us,” “our” and the “Company” are to Strike Axe, Inc., a Delaware corporation, together with its wholly-owned subsidiary, Nutritional Concepts Corp, a Utah corporation, after the consummation of the Reorganization described below under “Summary.”

SUMMARY

On December 5, 2011 (the "Effective Time"), pursuant to an Agreement and Plan of Reorganization, dated as of November 29, 2011, by and among, the Company and Nutritional Concepts Corp, (the "Reorganization  "),  Nutritional Concepts Corp was acquired by the Company and as a result of the Reorganization, Nutritional Concepts Corp became a wholly owned subsidiary of the Company. Prior to the Reorganization, there were 6,101,049 shares of the common stock, par value $.0001 per share of the Company (the "Common Stock") outstanding, pursuant to the Reorganization (a) each of the 16,978,764 outstanding shares of the common stock of Nutritional Concepts Corp (the “ Nutritional Concepts Common Stock") was exchanged for 1 share of Common Stock,  and (b) each of the 5,000,000 outstanding options to purchase common stock of Nutritional Concepts Corp (the “Nutritional Concepts Options”) was exchanged for 1 option to purchase Strike Axe common stock for a total of 23,079,813 shares of Common Stock and 5,000,000 options outstanding immediately following the Reorganization.

Nutritional Concepts Corp was formed February 2, 2011.  In August 2011, Nutritional Concepts acquired the rights to purchase for resale and distribution, in the United States, certain dietary supplements developed by Mega-pro Nutrition, Inc. In addition, Nutritional Concepts markets its own proprietary nutritional supplements.

As a result of the Reorganization, Strike Axe, Inc. changed its management and will reconstitute its board of directors (the “Board of Directors”). On the Effective Time, Daniel K. Leonard, the president, the chief financial officer and the sole director of Strike Axe, Inc., resigned as president and chief financial officer. As Strike Axe, Inc. sole director, Mr. Leonard, appointed Shaun Sullivan and Kendall Smith, as directors of Strike Axe, Inc., and they then appointed Shaun Sullivan, Kendall Smith and Jon E. Lelegren as the officers of Strike Axe, Inc.

However, in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), the other new directors will not take office until ten days after we file an Information Statement pursuant to Rule 14f-1 of the Securities and Exchange Act and mail that statement to our stockholders of record (the “Effective Date”). In addition, at the Effective Time, Mr. Leonard resigned as a director of Strike Axe, Inc. effective as of the Effective Date. Finally, as soon as practicable after the Reorganization Agreement, Strike Axe, Inc. intends to change its name to Nutritional Concepts Corp. or such other name as more closely reflects the current business of the Company and is available in the state of Delaware.

Prior to the consummation of the Reorganization, Strike Axe, Inc. was not engaged in any trade or business and Nutritional Concepts Corp was engaged in the business of developing and marketing nutritional supplements.

Based on the fact that after the Reorganization: (i) the former stockholders of Nutritional Concepts Corp control us, (ii) we will change our name to reflect the corporate identity of Nutritional Concepts and (iii) our only business is the business that had been previously conducted by Nutritional Concepts, for accounting purposes, Nutritional Concepts is treated as the acquirer. As a result, the historical financial statements of Nutritional Concepts have become our historical financial statements and are the historical financial statements appearing elsewhere in this Report.

A copy of the Agreement and Plan of Reorganization is filed as Exhibit 2.1 to this Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

Upon consummation of the Reorganization, Nutritional Concepts Corp became our wholly-owned subsidiary. Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as Strike Axe, Inc. was immediately before the Reorganization, then the registrant must disclose in a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Report includes all of the information that would be included in a Form 10. Please note that unless indicated otherwise, the information provided below relates to us after the Reorganization. Information relating to periods prior to the date of the Reorganization only relate to the party specifically indicated.

DESCRIPTION OF BUSINESS

Overview

Nutritional Concepts Corp develops, manufactures through third party vendors, markets and distributes branded and private label vitamins and nutritional supplements in the United States and throughout the world.   We currently offer one product developed by us but intend to provide a broad range of capsules, tablets and powders. We are anticipating to market a portfolio of recognized brands which have historically been marketed through wholesale distribution channels, including the Mega Pro® line of products.  It is our plan to market through wholesale distribution channels and through internet sales channels.

Our principal executive offices are located at 267 W. 1400 S., Suite 101, St. George, UT  84790 and our telephone number is (800) 541-9469. We were incorporated in Delaware in 2007.   Our corporate internet web site address is www.nutritionalconcepts.net. We have included our internet web site here and elsewhere only as an inactive textual reference. The information contained on the internet web site is not incorporated by reference into this Report on Form 8-K.

Our Company

We have non-exclusive rights to sell and distribute Mega Pro® products in the United States.  We had an option to purchase the business of Mega Pro for $1.5 million US dollars that expired on February 18, 2012.  We are currently negotiating with Mega Pro to acquire certain assets.  We anticipate that exercise of outstanding options along with a private placement of our common stock will provide sufficient funding to complete the asset purchase, however we have no guarantees or commitments from any party to either exercise outstanding options or participate in a private placement.

Our focus is to market and sell nutritional supplements that we develop ourselves and those to which we have the rights to sell from Mega Pro® via traditional wholesale distribution and internet sales and marketing channels.

According to the “Nutrition Business Journal ,” the market for vitamins, minerals and supplements in the United States was estimated to be approximately $117 billion in 2010 sales (the most recent year for which data is available). We believe that the market has reached its present size due to a number of factors, including:

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increased awareness of the health benefits of dietary supplements, especially as reports and medical research indicating a correlation between consumption of specific nutrients and better health continue to heighten public knowledge of the benefits of dietary supplements for health;

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a growing population of older Americans, with increased levels of education and discretionary income, who are more likely to consume dietary supplements and nutritional products, with an increasing interest in more proactively managing one’s own health needs;

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successful new product introductions in part due to new scientific findings; and

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a trend towards preventative measures and healthy living due, in part, to increasing health care costs, dissatisfaction with existing health care systems, and increasing acceptance of alternative/preventative care.

In recent years, nutritional supplement companies, analysts, publications and other industry sources have referenced a slower growth rate, particularly in terms of sales dollar growth, in the nutritional supplement industry. We believe that the slower growth rate is due in part to, among other factors, increased competition, including increasing competition from pharmaceutical and food companies, increased market and pricing competition, including from private label products, the general economic slowdown in the U.S., negative publicity regarding certain nutritional supplement ingredients and companies, and the general maturing of the industry.

Although specific data from the fragmented international markets is not readily available, we believe similar demographics, events and other trends affect the nutritional supplement market internationally.

Our Operations

We have just recently commenced our planned principal operations and have not yet generated significant sales.  Through November 30, 2011, we had net sales of $2,606.  Our operations have been limited to developing our business plan, marketing strategy, website and promotional and advertising materials as well as developing our Proflex products.

We currently offer our Proflex product.  We are poised to market several proprietary products called Proflex and PureLife Cleanse as well as a pre-workout, post-workout and whey protein products.  We use traditional wholesale distribution channels and the internet as marketing tools to reach potential customers for our products.  Our target market is between 16-75 years old, both male and female, world-wide audience that is interested in a healthier lifestyle through wellness and nutrition.

We intend to market a broad line of specialty supplements, vitamins and minerals under the Nutritional Concepts and Mega Pro® brands.  The Mega Pro® brand has been available to consumers for over 28 years. The Mega Pro® brand emphasizes high quality and natural ingredients, primarily consisting of tablet, capsule, powder and softgel product forms.

We do not manufacture our products, but rather, place orders with third parties who manufacture and package our products. We then store our products in our warehouse from which we fulfill and ship orders for customers.

In September 2011, we formed a United Kingdom company in order to enable expansion of our business into Europe. The entity was needed to facilitate the setup of merchant accounts and provide a simple method for customers to purchase our products in Europe. The formation of this entity in the United Kingdom allows potential customers of our products to make domestic purchases and purchases throughout Europe with lower shipping costs.

Our Products

We sell Proflex, a proprietary joint relief supplement made from 100% natural ingredients.  Based on clinical studies, Proflex was created using glucosamine combined with other natural herbs and minerals.  This is our only product other than the Mega Pro products we are licensed to sell.

We are developing PureLife Cleanse, a proprietary colon cleanse product, as well as a pre-workout, post-workout and whey protein products.

We also intend to distribute the Mega Pro line of 29 unique products in the United States.  Mega Pro was established 28 years ago and Mega Pro products are frequently found in stores such as Walmart, Rite-Aid, Albertsons and GNC.

Mega Pro products include the over-the-counter pharmaceuticals Vasopro, Rapid Actin Ephedrine and Bronch-eze. These products are for the temporary relief of shortness of breath, tightness of chest, and wheezing due to bronchial asthma.

Mega Pro sports nutrition supplements include products for weight gain, weight loss, amino acids, energy and endurance supplements and powders, specialty products for alertness and energy and muscle building supplements.

Sales

Our operations have been limited to developing our business plan, marketing strategy, website and promotional and advertising materials and developing our Proflect product.  Since inception through November 30, 2011 we generated $2,606 in sales. Although we have just begun generating sales, we intend to generate product sales through traditional wholesale distribution and the internet.  The internet provides us the means of reaching a large number of potential customers.  Our products will be available online, 24 hours a day, 7 days a week.  We have an experienced marketing team and we have a unique marketing skill set that combines our wholesale marketing with an aggressive online marketing campaign. We believe this will allow us to dive into the retail online space and will enable us to take advantage of the hundreds of millions of online users looking for a company to lean on for their nutritional needs.   We expect to sell our products both domestically and internationally. With respect to our domestic sales, we intend to sell our products into hundreds of retail stores and will continue to expand our retail sales in 2012. With respect to international sales, we intend on launching a strategic online campaign starting in a select few countries and extending that sales blitz through other countries as we gain traction. As part of this international expansion we intend to launch road shows while touring to promote our products. We will also target some of the countries’ prominent athletes offering sponsorships to those that can endorse our products.  Our sales force is constantly working on new accounts and with our new internet division we will be focusing extensively on our internet sales campaigns and focusing on growing different products while they are in demand. Products are driven with new press and word of mouth and can explode in a very short period of time. By being ready and able to take advantage of these explosions we are able to capitalize on income producing opportunities.

Government Regulation

The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to the laws and regulations of federal governmental agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the U.S. Department of Agriculture, the U.S. Consumer Products Safety Commission, the Environmental Protection Agency and the Postal Service, and also various agencies of the states, localities and countries in which we operate and sell our products.

The FDA regulates foods and dietary supplements through the Food, Drug and Cosmetic Act (“FDCA”) and amendments thereto, including the Dietary Supplement Health and Education Act of 1994, as amended (“DSHEA”), which is intended to promote access to safe, quality dietary supplements and information about dietary supplements. DSHEA establishes a statutory class of dietary supplements, including vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under DSHEA, dietary ingredients on the market before October 15, 1994 may be used without further notification to the FDA. However, dietary ingredients not marketed prior to October 15, 1994 may be “new dietary ingredients” under DSHEA and may require a submission to the FDA at least 75 days prior to marketing such ingredient evidencing a history of use or other evidence of safety to establish that the ingredient will reasonably be expected to be safe. Recently, the FDA published draft guidance for industry regarding “new dietary ingredient” notifications. This draft guidance is open for comment and has not been published as a final rule. We are unable to predict whether this draft guidance will become an FDA rule and what effect, if any, a “new dietary ingredient” notification rule would have on our business. We cannot assure you that the FDA will accept the evidence of safety for any new dietary ingredients that we may want to market, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients. In addition, increased FDA enforcement could lead the FDA to challenge dietary ingredients already on the market as “illegal” under the FDCA because of the failure to file a new dietary ingredient notification.

DSHEA permits statements of “nutritional support” for dietary supplements that may describe how particular dietary ingredients affect the structure, function or general well-being of the body or describe the mechanism of action by which dietary ingredients affect the foregoing. These statements of nutritional support, or “structure/function claims,” may not make a health claim or disease claim, meaning that a statement may not claim to diagnose, treat, prevent, cure or mitigate an illness or disease unless the claim was authorized by the FDA. A structure/function claim in advertising or on a product label must have substantiation that the claim is truthful and not misleading, and have a disclaimer that the statement has not been evaluated by the FDA and that the product is not intended to diagnose, treat, cure or prevent any disease. We cannot assure you that a regulatory agency, court or other third party will not deem one or more of our product claims or labels to be impermissible and take adverse action against us.

In addition, DSHEA provides that certain “third-party literature,” such as a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to the same regulation as labeling. Such literature must not be false or misleading; the literature may not “promote” a particular manufacturer or brand of dietary supplement; and a balanced view of the available scientific information on the subject matter must be presented. We cannot assure you that all third-party literature that we would like to disseminate in connection with our products will satisfy each of these requirements, and failure to satisfy all requirements could prevent use of the literature or subject us to adverse actions by regulatory agencies or other third parties.

In June 2007, the FDA published final Good Manufacturing Practices (GMP) specifically for the dietary supplement industry. The effective compliance date for companies like ours with fewer than 500 employees was June 22, 2009.  Among other things, these GMPs: (i) require identity testing on all incoming dietary ingredients, (ii) call for a “scientifically valid system” for ensuring finished products meet all specifications, (iii) include requirements related to process controls, including statistical sampling of finished batches for testing and requirements for written procedures, and (iv) require extensive recordkeeping. We do not currently expect the incremental cost of ongoing compliance efforts to be material.

While we believe we are currently in compliance with the GMPs, there can be no assurance that our operations or those of our suppliers will be in compliance in all respects at all times. Additionally, there is a potential risk of increased audits as the FDA and other regulators seek to ensure compliance with the GMPs.

Although most of our products are classified as dietary supplements, some of our products are conventional foods, which are also subject to the Nutrition Labeling and Education Act of 1990 (“NLEA”). The NLEA also prohibits health claims being made for a food without prior FDA approval and establishes requirements for ingredient and nutrition labeling.

The FTC exercises jurisdiction over the advertising of nutritional and dietary supplements under the Federal Trade Commission Act. In November 1998, the FTC published an advertising guideline for the dietary supplement industry entitled “Dietary Supplements: An Advertising Guide for Industry.” These guidelines reiterate many of the policies regarding dietary supplements the FTC has periodically announced over the years, particularly with respect to the substantiation of claims made in advertising of dietary supplement products. In the past several years, the FTC has instituted several enforcement actions against dietary supplement companies alleging false and misleading advertising of certain products. These enforcement actions have resulted in consent decrees and/or the payment of fines by certain of the companies involved.

The National Advertising Division (“NAD”) of the Council of Better Business Bureaus oversees an industry-sponsored self-regulatory system that permits competitors to resolve disputes over advertising claims. The NAD also has its own advertising monitoring program, and initiates its own challenges to advertising that it has reviewed. The NAD has no enforcement authority of its own, but may refer matters that the NAD views as violating FTC rules, regulations or guidance to the FTC for further action. We cannot assure you that in the future the NAD will not deem one or more of our advertising claims to be impermissible.

Federal agencies, primarily the FDA and FTC, have a variety of procedures and enforcement remedies available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring reformulation of products, requiring corrective labeling or advertising, requiring consumer redress (for example, requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizures, and imposing civil penalties or commencing criminal prosecution. In addition, certain state agencies have similar authority. These federal and state agencies have in the past used these remedies in regulating participants in the dietary supplement industry. In addition, the FDA has been able to generate a significant amount of media coverage when concerned about an ingredient or product. When the media covers such a story, the reputation of a company, product or ingredient may be seriously damaged, even if the information provided is incomplete or incorrect.

Our international activities are subject to regulation in each country in which we sell or distribute our products. In markets outside the United States, before commencing operations or marketing our products, we may be required to obtain approvals, licenses or certifications from a country’s ministry of health or comparable agency. Approvals or licensing may be conditioned on reformulation of products or may be unavailable with respect to certain products or product ingredients. We must also comply with product labeling and packaging regulations that vary from country to country. Furthermore, the regulations of these countries may conflict with those in the United States and with each other, sometimes causing higher costs and expenses, product reformulations, and delay. In countries in which we do not have direct relationships with retailers, independent distributors generally have responsibility for compliance with applicable foreign laws and regulations. These distributors are independent contractors over whom we have limited control.

As a result of our efforts to comply with applicable statutes and regulations, from time to time we may reformulate, eliminate or relabel certain of our products and revise certain aspects of our sales, marketing and advertising programs. We cannot assure you that we will not have to make such changes or revisions in the future, which could have a material adverse effect on our results of operations and financial condition.

We may be subject to additional laws or regulations by the FDA or other federal, state, county, local or foreign regulatory authorities, the repeal of laws or regulations which we consider favorable, such as DSHEA, or more stringent interpretations of current laws or regulations, from time to time in the future. There has recently been several new laws proposed at the federal level that we believe would be unfavorable to the dietary supplement industry and our company, if enacted as proposed. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations, legal proceedings or administrative orders, when and if promulgated or initiated, would have on our business in the future. Such changes could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, additional recordkeeping requirements, expanded documentation of the properties of certain products, new or different labeling, additional scientific substantiation, additional personnel, or new or additional processes, procedures or requirements. Any or all of such changes or requirements and the related costs to comply with such changes or requirements could have a material adverse effect on our results of operations and financial condition.

Research and Development

We are committed to research and development to create safe and efficacious new products, develop product line extensions for existing products, and develop more effective and efficient means of processing ingredients for use in products. New product development and process improvements are important to the nutritional supplement industry to create new market opportunities, meet consumer demand and strengthen relationships with customers.

We have access to an extensive research library and employ a variety of industry relationships to identify new research and development projects offering health and wellness benefits. To support our research and development efforts, we maintain contact with a staff of scientific and technical personnel, invest in formulation, processing and packaging development, perform product quality and stability studies, invest in product efficacy and safety studies, and conduct consumer market research to sample consumer opinions on product concepts, product design, packaging, advertising and marketing campaigns. For research and development initiatives, we conduct research and development in our own facility and with third parties. Product research and development expenses were $7,362 through November 30, 2011.

An officer of the Company developed our two products at his own expense.  The Company received unanimous consent from the board of directors in the form of a ratifying resolution stating the right of the Company to control these products.

Manufacturing and Product Quality

We use manufacturers that we have established long-term relationships with for the manufacture of our products.  We do not have any formal contracts or agreements in place with any manufacturer for our products.  We send a purchase order to a manufacturer who then produces the product for us.

The manufacturing process generally consists of the following operations: (i) sourcing ingredients for products, (ii) testing and warehousing raw ingredients, (iii) measuring ingredients for inclusion in such products, (iv) granulating, blending and grinding ingredients into a mixture with a homogeneous consistency, (v) encapsulating, tableting, pouring, pouching, bagging or boxing the blended mixture into the appropriate dosage form using either automatic or semiautomatic equipment, and (vi) testing finished products prior to distribution.

The bottling and packaging, counting, check weighing and filling operations are automated to promote accuracy and compliance with weights and measures regulations.

Our manufacturer’s quality management systems are detailed and comprehensive, and include a supplier selection and certification process, raw material verification, analytical testing, weight deviation measurement, facility and process audits, and other procedures. The quality management systems also include a professionally equipped and staffed laboratory, enabling analysis of raw materials and finished goods for compliance to specifications. Our products are also subject to extensive shelf life stability testing through which we determine the effects of aging on our products. Outside laboratories are used routinely to evaluate our internal test laboratory performance and to supplement our internal testing procedures and capabilities.

Our manufacturers employ purchasing staff that work with marketing, product development and quality control personnel to source raw materials for our products. We seek to mitigate the risk of a shortage of raw materials through our relationships with our principal suppliers, including identification and qualification of alternative suppliers for the same, or similar, raw materials where available.

We may enter long-term supply and license arrangements with third-party suppliers for key ingredients. While we have channels in place providing for the continuing supply of these ingredients, we cannot assure you that the suppliers will continue to supply these ingredients in the quantities or on the terms we require, or at all. See “Item 1 – Business – Intellectual Property.” The failure of one or both of these suppliers to deliver will impact our net sales and profit margins and may damage our reputation with our customers, which could have a material adverse effect on our results of operations and financial condition. We cannot guarantee that we will be able to secure alternate suppliers to provide these ingredients on terms acceptable to us, or at all.

Intellectual Property

We have not filed any trademarks or patents but anticipate filing to protect the ProFlex brand, if and after we complete our proposed acquisition of Mega Pro assets.  We rely on common law trademark rights to protect our unregistered trademarks.  Common law trademark rights do not provide us with the same level of protection as afforded by a United States federal registration of a trademark.

Competition

The nutritional supplement industry is highly competitive.  Universal Nutrition, BSN and Gaspari Nutrition are some of our direct competitors.  The market for the sale of nutritional supplements is highly fragmented and competitive. We believe that competition is based principally upon price, quality and efficacy of products, customer service, brand name and marketing and trade support, and successful new product introductions.

Our competition includes numerous nutritional supplement companies that are highly fragmented in terms of geographic market coverage, distribution channels and product categories. In addition, large pharmaceutical companies and packaged food and beverage companies compete with us in the nutritional supplement market. These companies and certain nutritional supplement companies have broader product lines and/or larger sales volumes than we have and have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities. Other companies are able to compete more effectively due to a greater extent of vertical integration.  Increased competition from such companies could have a material adverse effect on our results of operations and financial condition.

Many companies within the industry are privately-held. Therefore, we are unable to assess the size of all of our competitors or where we rank in comparison to such privately-held competitors with respect to sales to retailers. As the nutritional supplement industry continues to evolve, we believe retailers will align themselves with suppliers who are financially stable, market a broad portfolio of products, provide exceptional quality assurance and offer superior customer service.

Employees

We have no employees other than our officers and directors.

RISK FACTORS

An investment in us involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this Report, before deciding to purchase any of our securities. If any of the events or developments described below actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, you may lose all or part of your investment. In addition, it is also possible that other risks and uncertainties that affect our business may arise or become material in the future.

Risks Related to Our Business

We are a development stage company with a limited operating history and there is substantial doubt about the Company’s ability to continue as a going concern, therefore investment in our Company involves a high degree of risk.

We are in our organizational and development stages and have generated minimal revenue. Any investment in our company involves a high degree of risk. A prospective investor should, therefore, be aware that in the event we are not successful in our business plans, any investment in our shares may be lost and we may be faced with the possibility of liquidation.

We recently commenced operations in August 2011 and were not active in any market until September 2011. Accordingly, we have accumulated losses since inception of $143,678 and we have had minimal sales activity to date.  Thus there is substantial doubt about our ability to continue as a going concern.

Our independent registered accounting firm has cited our ability to continue as a going concern.

Our auditors have added an explanatory paragraph to their opinion on our financial statements because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have accumulated losses since inception, have had negative cash flows from operating activities, and have not yet established an ongoing source of revenues sufficient to cover our operating costs. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

We need substantial additional capital to grow and fund our present and planned business and business strategy.

We will require additional capital to continue operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to develop our business. If we are unable to obtain additional financing, we will likely be required to curtail or significantly reduce our expansion plans. Further, any additional equity financing may involve substantial dilution to our then existing stockholders.

Our current and planned operations contemplate funding with milestones of at least $1,500,000 in 2012.  See the heading “Liquidity and Capital Resources” of the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this Item below.  Failure to meet these funding milestones may have a significant adverse effect on our growth and anticipated revenues and we may have to curtail our business strategy.

We may in the future issue more shares which could cause a loss of control by present management and current stockholders and/or dilution to investors.

There may be substantial dilution to our shareholders as a result of future decisions of our Board to issue shares without shareholder approval for cash, services, or acquisitions at prices solely determined by our Board. Additionally, upon issuance, such shares could represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace management at such time.

We have agreed to indemnification of officers and directors as is provided by Delaware Statutes, which could result in substantial expenditures by us.

Delaware Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with any activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

We have insufficient funds to develop our business, which may adversely affect our future growth.

Growth of our business will depend in part upon our ability to develop new products and to make strategic acquisitions, in particular, our anticipated acquisition of Mega-pro Nutrition, Inc. assets.   We may not generate sufficient cash flow from our operations to allow us to fund these activities. We may need to sell additional equity or borrow funds in order to develop these growth strategies and we cannot assure you that we will be able to raise the additional capital and/or borrow the funds needed to implement these plans.

Our inability or failure to protect our intellectual property and proprietary techniques or our infringement of others’ intellectual property could have a material adverse effect on our results of operations and financial condition.

Although the nutritional supplement industry has historically been characterized by products with naturally occurring ingredients in capsule or tablet form, it has become more common for suppliers and competitors to apply for patents or develop proprietary technologies and processes. There can be no assurance that third parties will not assert intellectual property infringement claims against us or our intellectual property licensors. Such claims of intellectual property infringement may require us to enter into costly royalty or license agreements, which we may be unable to obtain on terms acceptable to us or at all. These claims could also be costly, cause reputational injury and divert the attention of management and key personnel. To the extent that these developments prevent us from, or increase the cost of, offering or supplying competitive products or our licensed proprietary ingredients in the marketplace, or result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights, this could have a material adverse effect on our results of operations and financial condition.

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our results of operations and financial condition.

We believe sales of our products are highly dependent on consumer perception of the safety, quality and efficacy of our products. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity regarding our products and other nutritional supplements, including publicity regarding the legality, safety or quality of particular ingredients or products or the nutritional supplement market in general. There has recently been unfavorable publicity regarding FDA action against nutritional supplement companies based on adverse events alleged to be caused by products sold by these companies. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our results of operations and financial condition and may lead to increased scrutiny of our operations by federal, state or other regulatory agencies, requiring further management attention and potential legal fees and other expenses. Adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our products or ingredients or nutritional supplement products or ingredients in general, or associating the consumption of our products or ingredients or nutritional supplement products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our results of operations and financial condition.

We operate in a highly competitive industry, in which increased competition and pricing pressures could have a material adverse effect on our results of operations and financial condition.

The market for the sale of nutritional supplements is highly competitive. Many of our principal competitors have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities. Other competitors are more vertically integrated than we are. Additional national or international companies may enter or increase their presence (through acquisition or organic growth) in our industry. Private label products of our competitors, the number of which in recent years has significantly increased in certain nutritional supplement categories (including joint care), also create significant pricing pressure and competition with our products. Because nutritional supplements can be purchased in various channels of distribution, we also compete with products sold outside of the mass market retail channel, including health food stores, direct sales, direct mail and internet distribution channels. Increased competition from competitors, including expansion of private label products, or increased pricing pressure, could have a material adverse effect on our results of operations and financial condition.

Among other factors, competition among manufacturers, distributors and retailers of nutritional supplements is based upon price. Because of the high degree of price competition, we generally have not been able to pass on increases in raw material prices to our customers. If one or more of our competitors significantly reduce their prices in order to gain market share, or if raw material prices increase and we are unable to pass along the increased cost to our customers, our results of operations and financial condition could be materially adversely affected.

We are dependent on third-party suppliers.

In some cases, we acquire all of our raw materials for the manufacture of our products from third parties. A considerable portion of our raw materials relates to our joint care category, which accounts for a significant amount of our total net sales. We cannot assure you that suppliers will provide the raw materials we need in the quantities requested, at a price we are willing to pay or that meet our quality standards and labeling requirements. This could cause product shortages and back orders, damaging our reputation and resulting in a loss of net sales and profitability.

We are subject to potential delays in the delivery of raw materials caused by events beyond our control, including, among other factors, strikes or labor disputes, transportation interruptions, capacity issues at supplier factories, weather-related events, natural disasters or other catastrophic events, and changes in government regulations. Any significant delay in or disruption of the supply of raw materials could, among other things, substantially increase the cost of such materials, require reformulation or repackaging of products, require the qualification of new suppliers, or result in our inability to meet customer demands for certain products. The occurrence of any of the foregoing, particularly with respect to raw materials needed for our joint care products, could have a material adverse effect on our results of operations and financial condition.

We rely on third party manufacturers to meet current demand for our products and we will need to obtain additional capacity in order to increase production of our existing products or to produce our proposed new products.

Our plans for the growth of our business rely upon increasing sales of our existing products and developing and marketing new products. We use third party manufacturers to manufacture our products.  We do not have any formal agreements or contracts in place with any manufacturers.  We rely on purchase orders to manufacturers to obtain our products.  The loss of any of our third party manufacturers could have a material adverse effect on our business.  We cannot assure you that we will be able to identify additional product manufacturers.

Our international sales expose us to certain risks associated with international commerce which could adversely affect our business.

Our international sales efforts are comprised of selling products from the United States on an export basis to retail customers or distributors abroad. Operating in international markets exposes us to certain risks, including, among others, difficulty in understanding and complying with foreign regulations, changes in or interpretations of foreign regulations that may further limit our ability to sell certain products or ingredients in certain countries, the potential imposition of trade or foreign exchange restrictions or increased tariffs, difficulties in enforcement of contractual obligations, difficulty in collecting international accounts receivable, potentially longer payment cycles, and political instability. We may be required to reformulate our products before commencing distribution in a given country. We must comply with various and changing local labeling, customs and other regulations. Trademark rights are often difficult to obtain and enforce in countries outside the United States. There is also no assurance that we will be able to obtain and retain the necessary permits and approvals required for our international efforts. The importance of these and other risks relating to exporting goods to foreign countries increases as our export business grows and expands. We are attempting to increase our distribution of products in international markets. Our inability to successfully launch and maintain sales outside of the United States while maintaining the integrity of the products sold and complying with local regulations could have a material adverse effect on our results of operations and financial condition.

Our failure to appropriately respond to changing consumer preferences and demand for new products or our failure to develop and/or sustain new product launches could have a material adverse effect on our results of operations and financial condition.

We believe our ability to grow in existing markets is partially dependent upon our ability to introduce new and innovative products and product enhancements. The development and commercialization process, particularly relating to innovative products, is both time-consuming and costly and involves a high degree of business risk. Although we seek to introduce additional products each year, the success of new products or product enhancements is subject to a number of variables, including developing products that will appeal to customers, accurately anticipate consumer needs, be successfully commercialized in a timely manner, be priced competitively, be differentiated from those of our competitors, and comply with applicable regulations. The inability to successfully implement or maintain marketing and spending programs, a consistent supply of raw material, competitive claims or strategic initiatives in support of our branded products or product enhancements could have a material adverse effect on our results of operations and financial condition. We cannot assure you that our efforts to develop and introduce new products or existing product innovations will be successful, that we will have sufficient funds to pursue developing new products, that customers will accept new products, or, if accepted, that customers will continue to purchase the new products. The failure to successfully launch, gain distribution or maintain distribution for new product offerings or product enhancements could have a material adverse effect on our results of operations and financial condition.

If we experience material product liability claims, FDA action or other litigation, it could have a material adverse effect on our results of operations and financial condition.

As a manufacturer and distributor of products designed to be ingested, we face an inherent risk of exposure to product liability claims, FDA action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of our products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Our products consist of vitamins, minerals, herbs, and other ingredients that are classified as dietary supplements or foods, and generally are not subject to pre-market regulatory approval in the United States. Some of our products contain ingredients that do not have long histories of human consumption, and may not have the effects intended. Previously unknown adverse reactions resulting from human consumption of these, other of our ingredients, or combinations of ingredients could occur. In the future we may be, subject to various product liability claims, including, among others, that our products caused injury or illness, that our products include inadequate instructions for use, or that our products include inadequate warnings concerning possible side effects or interactions with other substances. Recently the FDA has taken a more aggressive approach to enforcement. A product liability claim or FDA action against us could result in increased costs, could adversely affect our reputation with our customers and consumers, and could have a material adverse effect on our results of operations and financial condition.

It is possible that future litigation could arise that could have a material adverse effect on our results of operations and financial condition.

Failure to comply with existing or new regulations, both in the U.S. and abroad, or an adverse action regarding product formulation, claims or advertising could have a material adverse effect on our results of operations and financial condition.

Our business operations, including the formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products, are subject to regulation by various, federal, state and local government entities and agencies, particularly the FDA and FTC, in the United States as well as foreign entities and agencies. See “Item 1 - Business - Government Regulation.” From time to time we may be subject to challenges to our marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in product labeling, packaging, or advertising, product reformulations, discontinuation of our product by retailers, loss of market acceptance of the product by consumers, additional recordkeeping requirements, injunctions, product withdrawals, recalls, product seizures, fines or criminal prosecution. Any of these actions could have a material adverse effect on our results of operations and financial condition. We cannot assure you that we will not have to make such changes or revisions in the future, which could have a material adverse effect on our results of operations and financial condition.

In June 2007, the FDA published extensive Good Manufacturing Practices (GMPs) for dietary supplements. See “Item 1 - Business - Government Regulation.” While we do not currently expect the incremental cost of ongoing compliance efforts to be material, we cannot assure you that, in complying with the new GMPs requirements, we will not incur substantial costs that may have a material adverse effect on our results of operations and financial condition, or that our operations or those of our suppliers will be in compliance in all respects at all times. Additionally, there is a potential risk of increased audits as the FDA and other regulators seek to ensure compliance with the GMPs.

In markets outside the United States, before commencing operations or marketing our products, we may be required to obtain approvals, licenses or certifications from a country’s ministry of health or comparable agency. Approvals or licensing may be conditioned on reformulation of products or may be unavailable with respect to certain products or product ingredients. We must also comply with product labeling and packaging regulations that vary from country to country. Furthermore, the regulations of these countries may conflict with those in the United States and with each other. The cost of complying with these various and potentially conflicting regulations can be substantial and could have a material adverse effect on our results of operations and financial condition.

We may also be subject to additional laws or regulations administered by federal, state or foreign regulatory authorities, the repeal or amendment of laws or regulations which we consider favorable, such as DSHEA, or more stringent interpretations of current laws or regulations. Additional or more stringent legislation and regulations regarding the nutritional supplement industry have recently been proposed. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. Any or all of these requirements and the related costs to comply with such requirements could have a material adverse effect on our results of operations and financial condition.

If we experience product recalls or a significant amount of product returns, we may incur significant and unexpected costs, and our business reputation could be materially adversely affected.

Manufacturers and distributors of products in our industry are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as ingredient contamination, unintended harmful side effects or interactions with other ingredients, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and we may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. We acquire all of our raw materials for the manufacture of our products from third parties. In addition, the products we sell are produced by third-party manufacturers. We do not have any formal agreements or contracts in place with any manufacturers. We cannot assure you that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, FDA action or lawsuits. Additionally, if one of our significant brands were subject to recall, the image of that brand and our company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by federal, state or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We are dependent on third party manufacturers, and any material disruptions could adversely affect our business.

Our products are manufactured by third parties.  Accordingly, we are highly dependent on the uninterrupted and efficient operation of our contract manufacturing facilities. Power failures, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, workforce disruptions, natural or other disasters, or the failure to comply with laws or regulations or the requirements or directives of government agencies, including the FDA, could disrupt our contractor operations and have a material adverse effect on our results of operations and financial condition.

If we are unable to consummate successful strategic transactions in the future, or integrate businesses we acquire, our business could be adversely affected.

An element of our strategy includes expanding our product offerings, gaining shelf space, enhancing business development and gaining access to new skills and other resources through strategic acquisitions, investments or other transactions when attractive opportunities arise. We cannot assure you that attractive transaction opportunities will be available to us, that we will be able to obtain financing for or otherwise consummate any transactions or that any transactions which are consummated will prove to be successful. Managing acquisitions entails numerous operational and financial risks, including: the anticipated financial performance and estimated cost savings and other synergies as a result of the acquisitions may not materialize; the inability to retain or replace key employees of any acquired businesses or hire enough qualified personnel to staff any new or expanded operations; the impairment of relationships with key customers of acquired businesses due to changes in management and ownership of the acquired businesses; the exposure to federal, state, local and foreign tax liabilities in connection with any acquisition or the integration of any acquired businesses; the exposure to unknown liabilities; higher than expected acquisition and integration costs that could cause our quarterly and annual operating results to fluctuate; combining the operations and personnel of acquired businesses with our own, which could be difficult and costly; and the risk of entering new markets.

If we lose key personnel or are unable to attract and fill key positions, our business could be materially adversely affected.

Our continued success will depend largely on the efforts and abilities of our officers and directors. The loss or limitation of the services of any of our officers and directors, or the inability to attract additional qualified personnel could have a material adverse effect on our results of operations and financial condition.

Interruptions to our information technology systems could have a material adverse effect on our business.

Our success is dependent on the accuracy, reliability and proper use of sophisticated and dependable information processing systems and management information technology. Our information technology systems are designed and selected in order to facilitate order entry and customer billing, maintain customer records, accurately track purchases, manage accounting, finance and manufacturing operations, generate reports, and provide customer service and technical support. A significant interruption in these systems could have a material adverse effect on our results of operations and financial condition.

We are controlled by our principal stockholders.

Our Officers and Directors, Shaun Sullivan and Kendall Smith own 69.32% of our outstanding shares of common stock, which is the majority of the aggregate voting power of all outstanding shares of our common stock. Jointly, Shaun Sullivan and Kendall Smith are in a position to exercise control over us and to determine the outcome of all matters required to be submitted to stockholders for approval (except as otherwise provided by law or by our certificate of incorporation or bylaws) and otherwise to direct and control our operations. Accordingly, we cannot engage in any strategic transactions without the approval of Shaun Sullivan and Kendall Smith.

Our results may fluctuate due to certain regulatory, marketing and competitive factors over which we have little or no control.

The factors listed below, some of which we cannot control, may cause our revenue and results of operations to fluctuate significantly:

•

Actions taken by regulatory bodies relating to the verification, registration or health effects of our products.

•

The extent to which existing and newly developed products obtain market acceptance.

•

The timing and size of customer purchases.

•

Customer concerns about the stability of our business, which could cause them to seek alternatives to our solutions and products; and

•

Increases in raw material costs.

We may depend upon outside advisors, who may not be available on reasonable terms and as needed.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, attorneys, or other consultants or advisors. Our Board, without any input from stockholders, will make the selection of any such advisors. Furthermore, we anticipate that such persons will be engaged on an "as needed” basis without a continuing fiduciary or other obligation to us, and we cannot assure you that their services will be available to us on a timely basis.

Risks Related to Our Common Stock

There is a limited trading market for our Common Stock, which could make it difficult for you to liquidate an investment in our Common Stock, in a timely manner.

Our Common Stock is currently traded on the OTC Bulletin Board. Because there is a limited public market for our Common Stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our Common Stock will ever develop.

The lack of an active public trading market means that you may not be able to sell your shares of Common Stock when you want, thereby increasing your market risk. Until our Common Stock is listed on an Exchange, we expect that it will continue to be listed on the OTC Bulletin Board. However, an investor may find it difficult to obtain accurate quotations regarding the Common Stock’s market value. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity.

We cannot assure you that our Common Stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our Common Stock in a timely fashion.

We plan to seek listing of our Common Stock on the American Stock Exchange AMEX (“AMEX”) or a Nasdaq exchange as soon as reasonably practicable. We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange, and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the Common Stock on any stock exchange.

The market price and trading volume of our Common Stock may be volatile, which may adversely affect its market price.

The market price of our Common Stock could be subject to significant fluctuations due to factors such as:

•

actual or anticipated fluctuations in our financial condition or results of operations;

•

the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

•

a decline in the stock prices of peer companies; and

•

a discount in the trading multiple of our Common Stock relative to that of Common Stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our Common Stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our Common Stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

Your interest in us may be diluted if we issue additional shares of Common Stock.

In general, stockholders do not have preemptive rights to any Common Stock issued by us in the future. Therefore, stockholders may experience dilution of their equity investment if we issue additional shares of Common Stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our Common Stock.

Our Common Stock may be considered a “penny stock.”

Trades of our common stock are subject to Rule 15g-9 promulgated by the Securities and Exchange Commission (the SEC) under the Securities Exchange Act of 1934, as amended (the Exchange Act), which imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has other rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on a national securities exchange, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of the foregoing, investors may find it difficult to sell their shares.

We have no current plan to pay dividends on our Common Stock and investors may lose the entire amount of their investment.

We have no current plans to pay dividends on our Common Stock. Therefore, investors will not receive any funds absent a sale of their shares. We cannot assure investors of a positive return on their investment when they sell their shares nor can we assure that investors will not lose the entire amount of their investment.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Nutritional Concepts Corp’s audited and unaudited financial statements and the related notes and the pro forma financial information that appears elsewhere in this Report. In addition to the historical and pro forma information, this discussion includes forward-looking statements reflecting our current expectations that involve assumptions, risks and uncertainties. Actual results and the timing of events may differ significantly from those projected in the forward-looking statements due to a number of factors, including those set forth in the section entitled "Risk Factors" and elsewhere in this Report.

Overview

Nutritional Concepts Corp was formed on February 2, 2011 as a Utah corporation.  We are in the business of developing and selling nutritional supplements both under our corporate name and as a reseller in the United States for Mega Pro supplements.  We are considered a development stage enterprise.

As of November 30, 2011 we generated $2,606 in net sales.  Our operations have included developing our business plan, marketing strategy, website and promotional and advertising materials as well as developing our Proflex products.

Results of Operations

The financial information below is derived from our audited and interim unaudited financial statements included elsewhere in this Report.

From Inception on February 2, 2011 through November 30, 2011

Since inception on February 2, 2011 through November 30, 2011, we generated $2,606 in net sales.  Our costs and expenses consisted of cost of sales in the amount of $1,087, advertising and promotion in the amount of $18,226, professional fees in the amount of $93,875, general and administrative $25,734 and research and development costs in the amount of $7,362 for total costs and expenses in the amount of $146,284.

Liquidity and Capital Resources

We raised $115,000 through the sale of our common stock.  We had $32,339 cash on hand and $20,948 in inventory for total current assets of $53,287, as of November 30, 2011.  We had intangible assets of $30,724 for total assets of $84,011.  Our liabilities included $6,323 in accounts payable, $14,821 in other current liabilities and $100 in loans from shareholders for total current liabilities of $21,244.  Subsequent to November 30, 2011, we have raised an additional $28,000 from the exercise of options to buy common stock.

We do not have any commitments for capital expenditures nor do we anticipate entering any such commitments.  In the past we have relied on advances from our officers and on sales of our common stock to cover our operating costs.  In order to complete the acquisition of Mega Pro, we will need to raise at least $1.5 million.  We will seek financing or we may sell common stock or find other forms of debt financing to complete the acquisition.  We do not currently have any commitments for financing and have no assurance we will be able to secure such financing or sell enough of our common stock to complete the acquisition.  Our need for capital may change dramatically as our operations develop.

The Company has no other assets or line of credit, other than that which present management may agree to extend to or invest in the Company.  Our current operating plan is to continue developing, marketing and distributing nutritional supplements both domestically and internationally.

In September 2011, we formed a company in the United Kingdom in order to facilitate expansion of our business operations into Europe.  The entity was needed to facilitate the setup of merchant accounts and provide a simple method for customers to purchase our products in Europe.

Critical Accounting Estimates

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Our most critical accounting estimates include:

•

the recognition and measurement of current and deferred income taxes (including the measurement of uncertain tax positions), which impact our provision for taxes;

Below, we discuss these policies further, as well as the estimates and judgments involved.

Income Taxes

We must make estimates and judgments in determining the provision for taxes for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, benefits, and deductions, and in the calculation of certain tax assets and liabilities that arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes. Significant changes in these estimates may result in an increase or decrease to our tax provision in a subsequent period.

The calculation of our tax liabilities involves uncertainties in the application of complex tax regulations in the United States. When a tax position is determined uncertain, we recognize liabilities based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. If we determine that a tax position will more likely than not be sustained on audit, the second step requires us to estimate and measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as we have to determine the probability of various possible outcomes. If uncertainties arise we re-evaluate the tax positions on a quarterly basis. This evaluation is based on factors such as changes in facts or circumstances, changes in tax law, new audit activity, and effectively settled issues. Determining whether an uncertain tax position is effectively settled requires judgment. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision.

Recent Enacted Accounting Standards

We have evaluated all Accounting Standards Updates through the date the financial statements were issued and do not believe any will have a material impact.

OFF BALANCE SHEET ARRANGEMENTS

We are not aware of any material transactions which are not disclosed in our consolidated financial statements.

PROPERTIES

Our corporate headquarters are located at 267 W. 1400 S. Suite 101, St. George, UT 84790.   Our telephone number is 800-541-9469.  We are using approximately 2,000 sq. feet of space.  We also use approximately 5,000 sq. feet of warehouse and office space at the same location.  This space is provided to us at no cost by Mega-pro Nutrition, Inc.

We are not currently paying for our office and warehouse space and we expect this arrangement to continue until we can finalize our purchase of Mega-pro Nutrition, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Report and giving effect to the Reorganization, certain information regarding the beneficial ownership of our Common Stock, the only class of securities we have currently outstanding, of (i) each director and named executive officers individually, (ii) all directors and named executive officers as a group, and (iii) each person known to us who is known to be the beneficial owner of more than 5% of our Common Stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Shares Beneficially Owned Immediately after the Reorganization(1)
Name of Beneficial Owner(2)
	Number	Percent(3)
Directors and Named Executive Officers:
Shaun Sullivan	8,000,000	34.66%
Kendall A. Smith	8,000,000	34.66%
Jon E. Lelegren	-0-	-0-
All officers and directors as a group (3 persons)	16,000,000	69.32%

5% Shareholders:
Michael Kevin Long	2,000,000	8.67%
Edric W. Vredenburg	2,000,000	8.67%
Snowtop Park, LLC (4)	1,850,000	8.02%

(1)

Under the rules and regulations of the SEC, beneficial ownership includes (i) shares actually owned, (ii) shares underlying options and warrants that are currently exercisable and (iii) shares underlying options and warrants that are exercisable within 60 days of the date of this Report. All shares beneficially owned by a particular person under clauses (ii) and (iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Unless otherwise indicated, the address for each person listed above is: c/o Nutritional Concepts Corp, 267 W. 1400 S., Suite 101, St. George, UT  84790.

(3)

Based on 23,079,813 shares issued and outstanding immediately after the Reorganization.

(4)

Snowtop Park, LLC is owned and controlled by Brent Goold, 1173 W. 12780 S., Riverton, UT 84065.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of us.

DIRECTORS AND EXECUTIVE OFFICERS AND KEY EMPLOYEES

Set forth below is information concerning our directors, senior executive officers and other key employees.

Name	Age	Titles
Officers and Directors(1):
Shaun Sullivan	31	Chairman, Director and President
Kendall Smith	51	Director, Secretary, Treasurer
Jon E. Lelegren	48	Chief Financial Officer (Principal Accounting Officer)

__________

(1)

The current directors are Daniel K. Leonard and Shaun Sullivan, who was appointed by Daniel K. Leonard on the Effective Time. Mr. Leonard has resigned from the Board of Directors effective as of the Effective Date, which was December 15, 2011.  On the Effective Date, the appointment of Mr. Kendall Smith to the Board of Directors became effective.

Executive officers are appointed by and serve at the pleasure of the Board of Directors. A brief biography of each director and executive officer follows:

Shaun Sullivan. Since February 2011, Mr. Sullivan has concentrated his efforts on Nutritional Concepts Corp of which he is the president.  From 2009 until February 2011, Mr. Sullivan was CEO of Ardent Enterprises, a private company that provides internet marketing services. From 2004 to 2009, Mr. Sullivan was the president of Venetian Homes, a company that built high end custom homes in Southern Utah.  Mr. Sullivan attended Dixie State College.

Kendall Smith.  Since 1986, Mr. Smith is the General Manager of Mega-pro Nutrition, Inc., a private nutritional supplement company.

Jon Lelegren. Mr. Lelegren is a Certified Public Accountant with seventeen years of experience as an auditor and business advisor.  Mr. Lelegren is a member of the Utah Association of Certified Public Accountants.  Since September 2011, Mr. Lelegren has been a business and accounting consultant for AgFeed Industries, Inc.  For the prior 10 years he was an audit partner with Mantyla McReynolds, LLC, a BDO Seidman Allliance Firm.  He holds a Bachelor of Science degree in Accounting and a Master of Accountancy Degree, both from Brigham Young University.

According to our bylaws, the number of directors at any one time may not be less than one or more than nine. The maximum number of directors at any one time may be increased by a vote of a majority of the directors then serving.

Currently, the Board of Directors consists of two members, none of whom qualify as “independent” under the rules and regulations of the SEC and the Amex (although we are not listed on the Amex). Until the Reorganization, Daniel K. Leonard was Strike Axe, Inc. sole director. In connection with the Reorganization, Mr. Leonard appointed Mr. Sullivan, then an officer and a director of Nutritional Concepts Corp, as a director of Strike Axe, Inc. effective immediately upon the consummation of the Reorganization and they then appointed Mr. Kendall Smith as a director. Mr. Leonard then resigned as a director.

Our charter provides for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified. It is anticipated that the Board of Directors will meet at least quarterly.

Family Relationships

Shaun Sullivan is the step son of Kendall Smith.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. As of the date of this Report, the Board of Directors has not established any committees. However, we expect that the Board of Directors will increase the maximum number of directors that may serve at any one time and will appoint new directors who qualify as “independent” to fill those seats. Once the Board of Directors has been expanded, we anticipate that the Board of Directors will establish separate audit, compensation and nominating and corporate governance committees, whose members will qualify as “independent,” and may, from time to time, establish other committees it deems appropriate.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the period from inception on February 2, 2011 through August 31, 2011 earned by or paid to our chief executive officer and our two other most highly compensated executive officers whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards($)	Other	Total ($)
Shaun Sullivan, Chief executive officer	2011	-	-	-	-	-

Kendall Smith, Secretary/Treasurer	2011	-	-	-	-	-

Jon E. Lelegren, Chief financial officer	2011	-	-	-	-	-

Employment Arrangements

Agreements with Named Executive Officers

We have do not have any employment agreements with our named executive officers.

Outstanding Equity Awards as of December 31, 2011

As of the date of the filing of this Current Report there were no outstanding equity awards to our named executive officers.

Compensation of Directors

Daniel K. Leonard served as president, chief financial officer and sole director during the year ended December 31, 2010 and will continue to serve until the Effective Date. He received no compensation for services rendered as a director during such period.

On the Effective Time, Mr. Kendall Smith was appointed to the Board of Directors.  Mr. Sullivan’s appointment was effective immediately and the other appointment will become effective on the Effective Date.

As of the date of this Report, we do not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors. In order to attract and retain qualified independent directors, we plan to adopt a compensation plan for non-employee directors that may include cash as well equity-based compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act requires our directors and executive officers, and persons who own more than 10% of our equity securities which are registered pursuant to Section 12 of the Securities Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the period from inception on February 2, 2011 through October 31, 2011, we have determined that our directors, officers and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Transactions with related persons.

At its inception, the Company issued 16,000,000 shares of common stock, valued at $0.00125 per share, to two individual founders in exchange for a subscription to receive cash of $20,000.  The cash was received in September of 2011.  In anticipation of this business combination, 5,767,460 of these common shares were repurchased and canceled to accommodate an agreed upon, post transaction structure.  Additionally, $70 in startup fees was contributed by the founders.

Kendall Smith, a shareholder and officer of the Company has paid certain operating expenses totaling $3,000 on behalf of the Company.  As of August 31, 2011, the Company recorded an amount payable to him of $3,000.  The amount is non-interest bearing, unsecured and payable on demand. Subsequent to August 31, 2011, the Company repaid this liability.

The Company currently is provided office space by Mega-Pro, a company which is under a LOI for Nutritional Concepts to purchase.  The value of the space provided through August 31, 2011, is considered nominal by Company management.  No amounts are due to or from this party as of the balance sheet date.

In August 2011, the Company was granted the option to acquire Mega-pro Nutrition, Inc.  The agreement provides that the Company can acquire all the assets and operations for $1.5 million at any time through February 2012.  Mega-pro Nutritional, Inc. is wholly owned by the brother of Kendall Smith, an officer, director and shareholder of the Company.

Director Independence

None.

Policies and Procedures for Related Party Transactions

We intend to adopt a code of business conduct and ethics, or Code of Conduct, pursuant to which our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will not be permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent committee of our Board of Directors in the case where it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our audit committee any such related party transaction. In approving or rejecting the proposed agreement, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our audit committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over the Counter Bulletin Board (“OTCBB”), under the symbol “SKAX". There was not an active market and very limited trading volume during fiscal 2009, 2010 and 2011.

Price Range of Common Stock
	Bid Prices
	High	Low
2011 First Quarter Second Quarter Third Quarter 2010	1.01 .50 .50	.50 .50 .50
First Quarter	.25	.25
Second Quarter	1.01	.25
Third Quarter	1.01	1.01
Fourth Quarter	1.01	.75

2009
First Quarter	.25	.25
Second Quarter	.25	.25
Third Quarter	.25	.25
Fourth Quarter	.25	.25

___________

The above quotations represent prices between dealers and do not include retail markup, markdown or commission. In addition, these quotations do not represent actual transactions.

Holders

Based upon information supplied to us by our transfer agent, immediately after the Reorganization, as of November 29, 2011, we had approximately 157 stockholders of record.

Dividends

Holders of Common Stock are entitled to receive dividends as may be declared from time to time by our Board of Directors. We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by Delaware law. Payment of future dividends will be within the discretion of our Board of Directors and will depend on, among other factors, retained earnings, capital requirements, and our operating and financial condition.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 1.01.

At its inception, Nutritional Concepts Corp (NCC) issued 16,000,000 shares of common stock, valued at $0.00125 per share, to two individual founders in exchange for a subscription to receive cash of $20,000.  The cash was received in September of 2011.  Prior to the recapitalization transaction, 5,767,460 of these shares were cancelled,

In February 2011, NCC issued 1,000,000 shares of common stock, valued at $1,250 or $0.00125 per share, to an individual for services performed over the six months ended August 2, 2011.

In August 2011, the NCC issued 4,000,000 shares of common stock to two accredited investors for cash of $70,000, or $0.0175 per share.  An additional 2,000,000 shares were subscribed, valued at $0.0175 per share, or $35,000.  Prior to the recapitalization, 403,776 of these shares were cancelled in exchange for a reduction in subscriptions receivable.

In October 2011, the NCC entered a consulting agreement with Wall Street Equity Options and Futures Corp. As compensation for consulting, the Company issued 150,000 shares of common stock valued at $2,625, or $0.0175 per share.

In connection with the Reorganization, Strike Axe, Inc. issued 16,978,764 shares of Strike Axe, Inc. Common Stock to 7 investors in exchange for all the issued and outstanding stock of Nutritional Concepts Corp.

Also in connection with the Reorganization, Strike Axe, Inc. issued options for the purchase of 5,000,000 shares of Common Stock to 9 investors in exchange for options for the purchase of 5,000,000 shares of Nutritional Concepts Corp Common Stock.

We believe that the issuances of the Common Stock and the options pursuant to the Reorganization Agreement, was exempt from registration under Section 4(2) of the Securities Act.

In January 2012, Strike Axe, Inc. executed a Purchase Agreement pursuant to which it sold 142,858 shares of its common stock at a purchase price of $0.35 per share to one accredited investor. The Company received gross proceeds of $50,000. The sale was made in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of the Securities Act. No person acted as finder for the Company in the offering. The Company will use the net proceeds of this offering for general working capital.

In February 2012, we issued 80,000 shares of restricted common stock as a result of a stock option exercise for gross proceeds of $28,000.  The sale was made in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of the Securities Act.  No brokers/dealers were involved in the transaction.

DESCRIPTION OF SECURITIES

General Matters

The following is a summary description of our capital stock. It does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of our certificate of incorporation and bylaws, forms of which have previously been filed by Strike Axe, Inc. and are incorporated by reference into this Report.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share and 10, 000,000 shares of Preferred Stock, $0.0001 par value, immediately after consummation of the Reorganization, we had 23,079,813 shares of Common Stock issued and outstanding and no shares of preferred stock are issued and outstanding

Common Stock

Voting

Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

Dividends

Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of Common Stock are entitled to receive ratably such dividends as our Board of Directors from time to time may declare out of funds legally available therefor.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any outstanding shares of any series of our preferred stock, the holders of Common Stock will be entitled to share ratably in the distribution of any of our remaining assets.

Other Matters

Holders of Common Stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the Common Stock. All of the issued and outstanding shares of Common Stock on the date of this Report are validly issued, fully paid and non-assessable.

Listing

The Common Stock is quoted on the OTC Bulletin Board and trades under the symbol “SKAX.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is American Registrar & Transfer Co., 342 E 900 South, Salt Lake City, UT 84110.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Director and Officer Indemnification

Our Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Delaware Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Delaware General Business Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that the Company will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Company’s charter or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 below which is incorporated by reference herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

See Item 4.01 below which is incorporated by reference herein.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 below which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure made under Items 1.01 and 2.01 of this Report which is incorporated herein by reference.

Item 4.01 Changes in the Registrant’s Certifying Accountant

Strike Axe, Inc. historically retained Mike Cronin, CPA as its principal accountant.  In connection with the closing of the Reorganization, we terminated Mr. Cronin and retained Michael J. Larsen as our principal accountant.  Our Board of Directors approved the change.

Mr. Cronin’s reports on the financial statements for the years ended February 28, 2011 and 2010 included in the Form 10-K for the year ended February 28, 2011 as filed with the SEC did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that their reports included disclosure of uncertainty regarding Strike Axe, Inc.’s ability to continue as a going concern.

From inception through November 29, 2011, Strike Axe, Inc. had no disagreements with Mr. Cronin on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Strike Axe, Inc. had not consulted with Michael J. Larsen on any matter prior to the Reorganization.

We have authorized Mr. Cronin to respond fully to the inquiries of Michael J. Larsen concerning any matters discussed above. We have provided Mr. Cronin with a copy of the above statements. We have requested that Mr. Cronin furnish us with a letter addressed to the SEC stating whether Mr. Cronin agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter from Mr. Cronin is filed as an exhibit to this Report.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure made under Item 1.01 and Item 2.01 of this Report which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 of this Report which is incorporated herein by reference. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors and Executive Officers and Key Employees” under Item 2.01 of this Report which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the Reorganization described in Item 1.01 and Item 2.01 of this Report, we believe that we are no longer a shell corporation, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 8.01 Other Events

None.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)

Financial Statements of Business Acquired

Filed herewith are the audited financial statements of Nutritional Concepts Corp. for the period from inception on February 2, 2011 through November 30, 2011.

(b)

Pro Forma Financial Information

Filed herewith are the pro forma combined financial statements of Strike Axe, Inc. and Nutritional Concepts Corp for the requisite periods.

(d)

Exhibits

We hereby agree to provide the SEC upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization dated as of November 29, 2011 by and among Strike Axe, Inc., and Nutritional Concepts Corp (2)
3(i)	Certificate of Incorporation (1)
3(ii)	Bylaws (1)
10.1	MegaPro Distribution Agreement (3)
16.1	Mike Cronin, CPA letter re change in certifying accountant (2)
21.1	Subsidiaries (2)

__________________________

* Previously filed

 (1)

  Filed as an exhibit to the Registration Statement on Form 10-12G (SEC Accession No. 1225279-08-000060) filed with the

   Commission on July 3, 2008 and incorporated herein by reference.

 (2)

  Filed as an exhibit to the Form 8-K filed with the Commission on December 6, 2011 and incorporated herein by reference.

(3)    Filed as an exhibit to the Form 8-K/A filed with the Commission on March 27, 2012 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKE AXE, INC.

Dated: August 29, 2012

By: /s/ Shaun Sullivan

     Shaun Sullivan

     Chief Executive Officer

Nutritional Concepts Corp

(A Development Stage Company)

Financial Statements

August 31, 2011

Nutritional Concepts Corp

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Nutritional Concepts Corp

I have audited the accompanying balance sheet of Nutritional Concepts Corp as of August 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (February 2, 2011) through August 31, 2011.  Nutritional Concepts Corp’s management is responsible for these financial statements.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutritional Concepts Corp as of August 31, 2011, and the results of its operations and its cash flows for the period from inception (February 2, 2011) through August 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the financial statements, the company has incurred losses, has negative cash flows from operations, and has not yet commenced planned principal operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael J. Larsen

Salt Lake City, Utah

September 30, 2011, except for Note 11,

as to which the date is March 19, 2012

Nutritional Concepts Corp

(A Development Stage Company)

Balance Sheet

As of August 31, 2011

Assets
Current assets:
Cash	$62,356
Prepaid expenses	4,000

Total current assets	66,356
Other assets:
Intangible assets (definite-life)	8,000

Total assets	$74,356

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,050
Other current liabilities	2,500
Loans from Shareholders	3,100
Total current liabilities	10,650

Total liabilities	10,650

Stockholders' equity:
Common stock, $0.001 par; 50,000,000 shares authorized, 23,000,000 issued and outstanding	23,000
Additional paid-in capital	103,320
Stock subscriptions receivable	(55,000)
Deficit accumulated during the development stage	(7,614)
Total stockholders' equity	63,706

Total liabilities and stockholders' equity	$74,356

See accompanying notes to financial statements

Nutritional Concepts Corp

(A Development Stage Company)

Statement of Operations

For the period from inception (February 2, 2011) through August 31, 2011

Net Sales	$-

Costs and expenses:
General and administrative	7,614
Total costs and expenses	7,614

Loss from operations	(7,614)

Other income (expense)	-

Loss before income taxes	(7,614)
Provision for income taxes	-

Net loss	$(7,614)

Net loss per share, basic and diluted	$(0.00)

Weighted average shares, basic and diluted	17,228,571

See accompanying notes to financial statements

Nutritional Concepts Corp

(A Development Stage Company)

Statement of Stockholders' Equity

For the period from inception (February 2, 2011) through August 31, 2011

					Deficit
					Accumulated
	Common Stock		Additional	Stock	During the	Total
	Number of		Paid in	Subscription	Development	Stockholders'
	Shares	Amount	Capital	Receivable	Stage	Equity

Balance at inception	-	$-	$-	$-	$-	$-

Contributed startup costs	-	-	70	-	-	70

Issued common stock for subscriptions receivable @ $0.00125 per share	16,000,000	16,000	4,000	(20,000)	-	-

Issued common stock for services @ $0.00125 per share	1,000,000	1,000	250	-	-	1,250

Issued common stock for cash @ $0.0175 per share	4,000,000	4,000	66,000	-	-	70,000

Issued common stock for subscriptions receivable @ $0.0175 per share	2,000,000	2,000	33,000	(35,000)	-	-

Current period net loss	-	-	-	-	(7,614)	(7,614)

Balance at August 31, 2011	23,000,000	$23,000	$103,320	$(55,000)	$(7,614)	$63,706

See accompanying notes to financial statements

Nutritional Concepts Corp

(A Development Stage Company)

Statement of Cash Flows

For the period from inception (February 2, 2011) through August 31, 2011

Cash flows from operating activities:
Net Loss	$(7,614)
Adjustments to reconcile net loss to net cash
from operating activities:
Stock issued for services	1,250
Increase in prepaid expense	(4,000)
Increase in accounts payable	5,050
Increase in other current liabilities	2,500
Net cash from operating activities	(2,814)

Cash flows from investing activities:
Purchase of intangible assets	(8,000)
Net cash from investing activities	(8,000)

Cash flows from financing activities:
Proceeds from issuance of stock	70,000
Cash contributed for organization costs	70
Proceeds from borrowing from shareholders	3,200
Repayment of shareholder loans	(100)
Net cash from financing activities	73,170

Net increase in cash	62,356
Cash at the beginning of the period	-
Cash at end of period	$62,356

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	-
Stock issued for subscriptions receivable	55,000

See accompanying notes to financial statements

Nutritional Concepts Corp

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011

1.  Nature of Business

Nutritional Concepts Corp is a Utah corporation which was formed February 2, 2011 to be a marketer, distributor and retailer of nutritional supplements and related products in the United States and worldwide.   As the Company has not begun its planned principal operations, the accompanying financial statements have been prepared in accordance with principles established for development stage enterprises.

2.  Basis of Presentation

a. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b. Cash and Cash Equivalents

The Company considers cash in banks and all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c. Revenue Recognition

Revenue shall be recognized as it is earned; that is, persuasive evidence of an agreement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Revenues from the sale of nutritional supplements is earned and recognized upon delivery and acceptance by the customer.

d. Net Loss Per Common Share

Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. As the Company has a loss for the period presented, any potentially dilutive shares would be anti-dilutive and are thus not included into the earnings per share calculation.

As of August 31, 2011 there are 2,000,000 potentially dilutive shares resulting from the issuance of unvested stock awards.

3.  Going Concern

The Company has accumulated losses from inception through August 31, 2011 of $7,614, has had negative cash flows from operating activities during the period from inception through August 31, 2011, and has not yet commenced its planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to further develop its marketing, distribution, and retailing of nutritional products in the United States and worldwide.   If management is unsuccessful in these efforts, discontinuance of operations is possible.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.  Fair Value Measurements

There are no financial assets and liabilities held for trading and carried at fair value measured on a recurring basis as of August 31, 2011.

The carrying amount of cash, trade payables, and shareholder loans approximates fair value because of the immediate, short-term maturity of these financial instruments.

Nutritional Concepts Corp

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011

5.  Intangible Assets

Intangible assets include website development costs.  The Company accounts for the costs of developing the website and any internally developed software in accordance with the provisions of FASB ASC Topic 350.  The Company capitalizes the costs during the application development stage when it is probable that the project will be completed and the property will be used to perform the function intended.  Definite lived intangibles are amortized on a straight-line basis over their estimated useful lives. The recoverability of intangible assets is evaluated periodically, taking into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.  The Company capitalized $8,000 during the period ended August 31, 2011.  The website is still being developed and will be used to facilitate e-commerce.   No amortization has been recognized because the website is not complete.

6.  Equity transactions

In February 2011, the Company issued 1,000,000 shares of common stock, valued at $1,250 or $0.00125 per share, to an individual for services performed over the six months ended August 2, 2011.

In August 2011, the Company issued 4,000,000 shares of common stock to two accredited investors for cash of $70,000, or $0.0175 per share.  An additional 2,000,000 shares were subscribed, valued at $0.0175 per share, or $35,000.  As of August 31, 2011, this subscription had not yet been received.

The Company entered a consulting agreement, on August 19, 2011, wherein it agreed to issue 2,000,000 shares of common stock, the vesting of which is contingent upon meeting certain sales levels over an anticipated twelve month period.  As of August 31, 2011, none of those sales objectives had been met.  However, based on the terms of the contract, the Company has recorded a liability in the amount of $2,500 as the liability to be paid to the consultant in the event the consulting arrangement is terminated prior to vesting of the shares.  The fair value of the shares on the contract date is approximately $35,000 or $0.0175 per share.

7.  Commitments

In connection with the consulting agreement mentioned above, the Company agreed to pay the consultant cash of $10,000 per month plus a commission of 5% to 20% of the Company’s monthly net profit.  The commission will vary based on criteria to be approved by the Board of Directors and shall commence after the Company begins to realize consistent profits being generated each day.

8.  Related party transactions

At its inception, the Company issued 16,000,000 shares of common stock, valued at $0.00125 per share, to two individual founders in exchange for a subscription to receive cash of $20,000.  The cash was received in September of 2011.  Additionally, $70 in startup fees was contributed by the founders.

A shareholder and officer of the Company has paid certain operating expenses totaling $3,000 on behalf of the Company.  As of August 31, 2011, the Company has recorded an amount payable to this individual of $3,000.  The amount is non-interest bearing, unsecured and payable on demand.

Another shareholder and officer advanced $200 to the Company as operating capital.  The Company repaid $100 to this individual and has recorded a balance due of $100, as of August 31, 2011.  The balance is due on demand, non-interest bearing and unsecured.

The Company currently is provided office space by Mega-pro Nutrition, Inc., which is wholly owned by the brother of an officer and shareholder of the Company.  The value of the space provided through August 31, 2011, is considered nominal by Company management.  No amounts are due to or from this party as of the balance sheet date.

In August 2011, the Company was granted the option to acquire Mega-pro Nutrition, Inc.  The agreement provides that the Company can acquire all the assets and operations for $1.5 million at any time through February 2012.  Mega-pro Nutrition, Inc. is wholly owned by the brother of an officer and shareholder of the Company.

Nutritional Concepts Corp

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011

9.  Income Taxes

The Company has available net operating losses of $5,114 which can be utilized to offset future earnings of the Company. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.  The valuation allowance increased by $1,466 during the period ended August 31, 2011.

The Company has the following carryforwards available at August 31, 2011:

Operating Losses
Expires	Amount
2031	$5,114
Total	$5,114

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at August 31, 2011 are summarized below.  The Company did not have any deferred taxes as of its inception (February 2, 2011).

August 31, 2011
Deferred tax asset:
Restricted stock issued for services	$481
Net operating losses	985
Preliminary deferred tax asset	1,466
Deferred tax asset valuation allowance	(1,466)
Net deferred tax asset	$-

The effective tax rate for continuing operations differs from the statutory rate as follows:

August 31, 2011
Expected Income Tax (Benefit) based on Statutory Rate	$(1,142)
Effects of:
State taxes, net of federal benefit	(324)
Change in Valuation Allowance	1,466
Permanent Differences	0
Provision for Income Tax (Benefit)	$-

Uncertain Tax Positions

The Company has evaluated uncertain tax positions and determined that any required adjustments would not have a material impact on the Company’s balance sheet, income statement, or statement of cash flows.

The Company did not recognize any penalties or interest related to uncertain tax positions during the period ended August 31, 2011. No penalties or interest for unrecognized tax benefits had been accrued as of August 31, 2011.

The Company has not yet filed income tax returns in the US and other state jurisdictions.

10.  Stock Compensation

During the period ended August 31, 2011, the Company issued 1,000,000 shares of common stock as compensation to a consultant and agreed to issue an additional 2,000,000 restricted shares of common stock to another consultant as compensation upon the Company meeting certain sales milestones.  As indicated in Note 6, the second consultant’s shares, based on the terms of the contract, are not considered issued until they vest which shall be at an undeterminable future date, if they ever vest. As of August 31, 2011, the unrecognized compensation was approximately $32,500 related to non-vested restricted stock (see Note 6).  The Company anticipates that the unrecognized compensation will be recognized over a weighted average period of twelve months from the balance sheet date.

Nutritional Concepts Corp

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011

Stock-based compensation expense for the period ended August 31, 2011 was $3,750 with a related income tax benefit of $722.

The following table reflects the outstanding stock awards and activity related thereto for the period ended August 31, 2011:

	Period Ended
	August 31, 2011
	Number	Weighted-
	of	Average
	Shares	Grant-Date Fair Value
Stock Compensation:
Non-vested Shares at the Beginning of the Period	0	$0
Shares Granted	3,000,000	$0.01208
Shares Vested	(1,000,000)	$0.00125
Non-vested Shares at the End of the Period	2,000,000	$0.01750

11.  Subsequent events

Effective September 1, 2011, the Company entered a consulting agreement with Tryant, LLC. As compensation for consulting, the Company issued options to purchase 5,000,000 shares of common stock at an exercise price of $0.35 per share. The options are exercisable during the twenty-four month period commencing November 23, 2011.

The Company collected common stock subscriptions receivable of $20,000 in September of 2011 and $25,000 in November of 2011.

In September 2011, the Company formed a UK company in order to facilitate expansion of business into Europe.

In October 2011, the Company entered a consulting agreement with Wall Street Equity Options and Futures Corp. As compensation for consulting, the Company issued 150,000 shares of common stock.

On November 29, 2011, the Company executed an Agreement and Plan of Reorganization with Strike Axe, Inc., a public reporting company, effective December 5, 2011. As a result of the reorganization, the Company was acquired by Strike Axe, Inc., and became a wholly owned subsidiary.  In order to accommodate the new post-combination equity structure, two shareholders returned 5,767,460 shares of common stock for cancellation and one shareholder returned 403,776 shares of common stock for cancellation in exchange for a $7,067 reduction in its subscription receivable.  Additionally, the Company cancelled 2,000,000 unvested shares with the agreement to issue 2,000,000 shares of Strike Axe, Inc. at a future time.  Each of the resulting 16,978,764 outstanding shares of the Company was exchanged for one share of common stock of Strike Axe, Inc.  Furthermore, each of the 5,000,000 outstanding options to purchase common stock of the Company was exchanged for one option to purchase Strike Axe, Inc. common stock.

On December 7, 2008, Strike Axe, Inc. issued a $30,000 convertible promissory note. The note bears interest at 8% per annum until paid or converted.  The note is convertible at the option of the holder at any time and from time to time into common stock at a fixed conversion price of $0.012 per share.  The note matured on December 7, 2010 and has been in default.  The note became part of the recapitalized company.

In December 2011 and January 2012, Strike Axe, Inc. converted the $30,000 promissory note plus outstanding interest (total $37,558) into common stock at the rate of $0.012 per share, per the contract.  Total shares issued were 3,129,840.

In January 2012, Strike Axe, Inc. issued 142,858 shares of restricted common stock to an individual for cash proceeds of $50,000.

In February 2012, Strike Axe, Inc. issued 80,000 shares of restricted common stock as a result of a stock option exercise for gross proceeds of $28,000.

In August 2011, the Company was given the opportunity to acquire Mega-pro Nutrition, Inc, for $1.5 million at any time through February 2012.  Mega-pro Nutrition, Inc. is wholly owned by the brother of an officer and shareholder of the Company.  The Company did not acquire Mega-Pro Nutrition, Inc., and the offer has expired.

Pro Forma Financial Information.

NUTRITIONAL CONCEPTS CORP AND STRIKE AXE, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information gives effect to the terms of the Agreement and Plan of Reorganization pursuant to which Nutritional Concepts Corp became a wholly-owned subsidiary of Strike Axe, Inc.

The transaction is treated as a reverse recapitalization of Nutritional Concepts Corp and has been accounted for as a capital transaction. The historic financial statements of Nutritional Concepts Corp will be the historic statements of the combined entity. Pro forma financial information has been presented to provide full disclosure of the transaction.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Nutritional Concepts Corp and Strike Axe, Inc. under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of February 28, 2011, and the unaudited pro forma condensed combined statements of operations for the period from inception (February 2, 2011) through February 28, 2011 for Nutritional Concepts Corp, and for the year ended February 28, 2011 for Strike Axe, Inc., give effect to the reverse recapitalization as if it had been consummated on March 1, 2010.

The unaudited pro forma condensed combined balance sheet as of November 30, 2011, and the unaudited pro forma condensed combined statements of operations for the three and nine month periods ended November 30, 2011 for Nutritional Concepts Corp, and for Strike Axe, Inc., give effect to the reverse recapitalization as if it had been consummated on March 1, 2011.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Nutritional Concepts Corp and Strike Axe, Inc., including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the reverse recapitalization been consummated during the periods or as of the dates for which the pro forma information is presented.

The unaudited pro forma condensed combined financial statements do not give effect to any cost savings or increases that may result from the reverse recapitalization.

Nutritional Concepts Corp and Strike Axe, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of February 28, 2011

	Nutritional Concepts Corp	Strike Axe, Inc.	Combined	Pro Forma Adjustments		Pro Forma Results
Assets
Current assets
Cash and cash equivalents	$-	$-	$-	$-		$-
Prepaid expenses	1,042	-	1,042	-		1,042
Total current assets	1,042	-	1,042	-		1,042

Total assets	$1,042	$-	$1,042	$-		$1,042

Liabilities and Equity
Current liabilities
Accounts payable & accruals	$-	$31,098	$31,098	$(28,698)	(a)	$2,400
Convertible debt	-	30,000	30,000	-		30,000
Related party debt	-	2,764	2,764	(2,764)	(a)	-

Total current liabilities	-	63,862	63,862	(31,462)		32,400

Total liabilities	-	63,862	63,862	(31,462)		32,400

Equity
Common Stock	17,000	610	17,610	(15,302)	(b)	2,308
Additional Paid in Capital	4,320	59,390	63,710	(110,212)	(a)
				31,462	(a)
				113,235	(b)	98,195
Stock subscriptions receivable	(20,000)	-	(20,000)	(97,933)	(b)	(117,933)
Deficit accumulated during the development stage	(278)	(123,862)	(124,140)	110,212	(a)	(13,928)

Total equity	1,042	(63,862)	(62,820)	31,462		(31,358)
Total liabilities and equity	$1,042	$-	$1,042	$-		$1,042

See notes to pro forma condensed combined financial statements (unaudited).

Nutritional Concepts Corp and Strike Axe, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of November 30, 2011

	Nutritional Concepts Corp	Strike Axe, Inc.	Combined	Pro Forma Adjustments		Pro Forma Results
Assets
Current assets
Cash	$32,339	$-	$32,339	$-		$32,339
Inventory	20,948		20,948			20,948
Total current assets	53,287	-	53,287	-		53,287

Other assets
Intangible assets, net	30,724	-	30,724			30,724

Total other assets	30,724	-	30,724	-		30,724
Total assets	$84,011	$-	$84,011	$-		$84,011

Liabilities and Equity
Current liabilities
Accounts payable	$6,323	$750	$7,073	$(750)	(a)	6,323
Other current liabilities	2,500	32,148	34,648	(30,348)	(a)	4,300
Unearned revenue	12,321	-	12,321			12,321
Convertible debt		30,000	30,000			30,000
Related party debt	100	3,012	3,112	(3,012)	(a)	100
Total current liabilities	21,244	65,910	87,154	(34,110)		53,044

Total liabilities	21,244	65,910	87,154	(34,110)		53,044

Equity
Common Stock	16,979	610	17,589	(15,281)	(b)	2,308
Additional Paid in Capital	192,399	68,390	260,789
				15,281	(b)
				(133,110)	(a)
				34,110	(a)	177,070
Stock subscriptions receivable	(2,933)		(2,933)			(2,933)
Deficit accumulated during the development stage	(143,678)	(134,910)	(278,588)	133,110	(a)	(145,478)

Total equity	62,767	(65,910)	(3,143)	34,110		30,967
Total liabilities and equity	$84,011	$-	$84,011	$-		$84,011

See notes to pro forma condensed combined financial statements (unaudited).

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma adjustments on the attached financial statements include the following:

(a)  To eliminate the net assets and operating activity of SKAX as if agreement was entered as of beginning of period presented.

(b) NCC cancelled a net 6,021,236 shares of its common stock held by three of its shareholders in order to accommodate the new post-combination equity structure.  Due to difference in par value (NCC $0.001 vs SKAX $0.0001) reclass from common stock to paid-in capital.

Nutritional Concepts Corp and Strike Axe, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended November 30, 2011

	Nutritional Concepts Corp	Strike Axe, Inc.	Pro Forma Adjustments		Pro Forma Results

Revenues	$2,606	$-	$-		$2,606

Operating expenses:
Cost of Sales	1,087	-	-		1,087
General and administrative	145,197	9,248	(9,248)	(a)	145,197
Interest expense	-	1,800	-		1,800

Net loss for the period	$(143,678)	$(11,048)	$9,248		$(145,478)

Income/(Loss) Per Share	$(0.01)	$(0.00)			$(0.01)

Weighted Average Shares Outstanding	18,855,320	6,101,049	(1,875,987)	(b)	23,080,382

See notes to pro forma condensed combined financial statements (unaudited).

Nutritional Concepts Corp and Strike Axe, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three months ended November 30, 2011

	Nutritional Concepts Corp	Strike Axe, Inc.	Pro Forma Adjustments		Pro Forma Results

Revenues	$2,606	$-	$-		$2,606

Operating expenses:
Cost of sales	1,087	-	-		1,087
General and administrative	137,583	3,000	(3,000)	(a)	137,583
Interest expense	-	600	-		600
Net loss for the period	$(136,064)	$(3,600)	$3,000		$(136,664)

Income/(Loss) Per Share	$(0.01)	$(0.00)			$(0.01)

Weighted Average Shares Outstanding	22,609,355	6,101,049	(5,628,710)	(b)	23,081,694

See notes to pro forma condensed combined financial statements (unaudited).

Nutritional Concepts Corp and Strike Axe, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nutritional Concepts Corp

For the Period from Inception (February 2, 2011) Through February 28, 2011

Strike Axe, Inc.

For the Year Ended February 28, 2011

	Nutritional Concepts Corp	Strike Axe, Inc.	Pro Forma Adjustments		Pro Forma Results

Revenues	$-	$-	$-		$-

Operating expenses:
General and administrative	278	14,764	(14,764)	(a)	278
Interest expense	-	13,650	-		13,650

Net loss for the period	$(278)	$(28,414)	$14,764		$(13,928)

Income/(Loss) Per Share	$(0.00)	$(0.00)			$(0.00)

Weighted Average Shares Outstanding	17,000,000	6,101,049	(21,236)	(b)	23,079,813

See notes to pro forma condensed combined financial statements (unaudited).

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma adjustments on the attached financial statements include the following:

(a) To eliminate the net assets and operating activity of SKAX as if agreement was entered as of beginning of period presented.

(b) NCC cancelled a net 6,021,236 shares of its common stock held by three of its shareholders in order to accommodate the new post-combination equity structure.  Due to difference in par value (NCC $0.001 vs SKAX  $0.0001) reclass from common stock to paid-in capital.

Nutritional Concepts Corp

(A Development Stage Company)

Unaudited Condensed Consolidated Balance Sheet

As of November 30, 2011

Assets
Current assets:
Cash	$32,339
Inventory	20,948
Total current assets	53,287
Other assets:
Definite-life intangible assets (net of amortization of $878)	30,724
Total assets	$84,011

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,323
Unearned revenue	12,321
Other current liabilities	2,500
Shareholder loan	100
Total current liabilities	21,244

Total liabilities	21,244

Stockholders' equity:
Common stock, $0.001 par;
50,000,000 shares authorized,
16,978,764 issued and outstanding	16,979
Additional paid-in capital	192,399
Stock subscription receivable	(2,933)
Deficit accumulated during the development stage	(143,678)
Total stockholders' equity	62,767
Total liabilities and stockholders' equity	$84,011

See accompanying notes to unaudited condensed consolidated financial statements

Nutritional Concepts Corp

(A Development Stage Company)

Unaudited Condensed Consolidated Statements of Operations

For the three months ended November 30, 2011 and period from inception (February 2, 2011) through November 30, 2011

		Period from
		Inception
	Three Months	Through 11/30/11
Net Sales	$2,606	$2,606

Costs and expenses:
Cost of sales	1,087	1,087
Advertising and promotion	18,226	18,226
Consulting	93,310	93,875
Selling, general and administrative	18,685	25,734
Research & Development	7,362	7,362
Total costs and expenses	138,670	146,284

Loss from operations	(136,064)	(143,678)
Other income (expense)	-	-
Loss before income taxes	(136,064)	(143,678)
Provision for income taxes	-	-
Net loss	$(136,064)	$(143,678)

Net loss per share, basic and diluted	$(0.01)	$(0.01)

Weighted average shares, basic and diluted	22,609,355	18,855,320

See accompanying notes to unaudited condensed consolidated financial statements

Nutritional Concepts Corp

(A Development Stage Company)

Unaudited Condensed Consolidated Statement of Cash Flows

For the period from inception (February 2, 2011) through November 30, 2011

Period from
Inception
Through 11/30/11
Cash flows from operating activities:
Net Loss	$(143,678)
Adjustments to reconcile net loss to net cash from operating activities:
Stock and options issued for services	91,375
Amortization	878
Increase in inventory	(20,948)
Increase in accounts payable	6,323
Increase in unearned revenue	12,321
Increase in other current liabilities	2,500
Net cash from operating activities	(51,229)

Cash flows from investing activities:
Purchase of intangible assets	(31,602)
Net cash from investing activities	(31,602)

Cash flows from financing activities:
Proceeds from issuance of stock	115,000
Cash contributed for organization costs	70
Proceeds from borrowing from shareholders	3,200
Repayment of shareholder loans	(3,100)
Net cash from financing activities	115,170

Net increase in cash	32,339

Cash at the beginning of the period	-

Cash at end of period	$32,339
Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	-
Cancellation of stock	6,171
Stock issued for subscription receivable	$2,933

See accompanying notes to unaudited condensed consolidated financial statements

Nutritional Concepts Corp

(A Development Stage Company)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  Nature of Business

Nutritional Concepts Corp is a Utah corporation which was formed February 2, 2011 to be a marketer, distributor and retailer of nutritional supplements and related products in the United States and worldwide.   As the Company is still developing its planned principal operations, the accompanying financial statements have been prepared in accordance with principles established for development stage enterprises.

2.  Basis of Presentation

The accompanying financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The interim financial statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the period ended August 31, 2011 reported on Form 8-K. The results of operations for the period ended November 30, 2011, are not necessarily indicative of the operating results for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In September 2011, the Company created a wholly-owned subsidiary, in the UK, in order to facilitate expansion of business into Europe. The consolidated financial statements of the Company include the accounts of Nutritional Concepts Corp and its subsidiary. All significant intercompany transactions have been eliminated.

Inventories are stated at the lower of cost or market value based upon the First-In First-Out (FIFO) inventory method.  The Company’s inventory consists of finished goods, which are nutritional supplements and related supplies.

Revenue is recognized as it is earned; that is, persuasive evidence of an agreement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Revenues from the sale of nutritional supplements is earned and recognized upon delivery and acceptance by the customer.  In some sales transactions, the customer is granted 30 days to return unused products for a refund.  Therefore, the Company records revenue from these products as unearned until the 30-day return period has expired.

Amounts billed to customers for shipping and handling are reported as a component of net sales revenue.  The corresponding shipping and handling expenses are reported in selling, general and administrative expenses and amounted to approximately $190 during the period from inception through November 30, 2011.

Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. As the Company has a loss for the period presented, any potentially dilutive shares would be anti-dilutive and are thus not included into the earnings per share calculation.  As of November 30, 2011 there are 5,000,000 potentially dilutive shares resulting from the issuance of stock options.

3. Going Concern

The Company has accumulated losses since inception of $143,678 through November 30, 2011, has had negative cash flows from operating activities, and is just now commencing its planned principle operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management plans include continuing to further develop its marketing, distribution, and retailing of nutritional products in the United States and worldwide.   If management is unsuccessful in these efforts, discontinuance of operations is possible. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Nutritional Concepts Corp

(A Development Stage Company)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.  Definite-Life intangible assets

Definite-life intangible assets include website development costs.  The Company capitalized $31,602 during the period from inception through November 30, 2011.  Amortization recognized through November 30, 2011 was $878 based upon an estimated useful life of 3 years and no residual value.  Amortization expense is expected to be $10,534 in each of the next two years and $9,656 in year three.

5.  Equity transactions

On October 10, 2011 the Company issued 150,000 shares of common stock to consultants for services valued at $2,625 or $0.0175 per share.

The Company collected $45,000 from stock subscriptions receivable in the three months ended November of 2011.

In anticipation of a business combination with Strike Axe, Inc., two shareholders returned 5,767,460 shares of common stock for cancellation and one shareholder returned 403,776 shares of common stock for cancellation in exchange for a $7,067 reduction in its subscription receivable.  Additionally, the Company cancelled 2,000,000 unvested shares with the agreement to issue 2,000,000 shares of Strike Axe, Inc. at a future time.

6.  Related party transactions

At its inception, the Company received subscriptions to purchase common stock from two individual founders for cash of $20,000. The cash was collected in September of 2011.

A shareholder and officer of the Company had paid certain operating expenses totaling $3,000 on behalf of the Company. In October, the Company repaid the shareholder.  As of November 30, 2011, the Company has nothing due to this shareholder.

7.  Stock-based compensation

During the period from inception through November 30, 2011, the Company issued 3,150,000 shares of common stock as compensation to consultants.  Subsequently, 2,000,000 shares were cancelled.

Stock-based compensation expense for these shares was $6,375 with a related income tax benefit of $1,227.

The following table reflects the outstanding stock awards and activity related thereto for the period ended November 30, 2011:

	Period Ended
	November 30, 2011
		Weighted-
	Number	Average
	of Shares	Grant-Date Fair Value
Stock Compensation:
Non-vested Shares at the Beginning of the Period	0	$0
Shares Granted	3,150,000	$0.01234
Shares forfeited or canceled	(2,000,000)	$0.0175
Shares Vested	(1,150,000)	$0.00337
Non-vested Shares at the End of the Period	0	$0.00

Effective September 1, 2011, the Company entered a consulting agreement with Tryant, LLC.  As compensation for consulting, the Company issued fully-vested options to purchase 5,000,000 shares of common stock at an exercise price of $0.35 per share.  The options were each valued at $0.0175 and are exercisable during the twenty-four month period commencing November 23, 2011.  The options had no aggregate intrinsic value on November 30, 2011.

Nutritional Concepts Corp

(A Development Stage Company)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Changes in stock options for the period from inception through November 30, 2011 were as follows:

	Period Ended
	November 30, 2011
	Number of	Weighted- Average	Remaining Contractual
	Shares	Exercise Price	Term (yrs)

Beginning balance	0	$0
Granted	5,000,000	0.35	2.0
Exercised	0	0
Outstanding November 30	5,000,000	0.35	2.0
Exercisable	5,000,000	0.35	2.0
Ending vested	5,000,000	0.35	2.0
Wtd Avg Fair Value granted		$0.0175

The Company recorded compensation expense for these options of $87,500 during the period ended November 30, 2011.  The related tax benefit is approximately $17,000.  The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:  expected life of 2 years, risk-free interest rate of 0.26%, expected volatility of 480-500%, and dividend yield of zero.

8.  Subsequent events

Effective December 5, 2011, Strike Axe, Inc., and Nutritional Concepts Corp executed an Agreement and Plan of Reorganization resulting in the recapitalization of Nutritional Concepts Corp.  Each of the 16,978,764 outstanding shares of the Company was exchanged for one share of common stock of Strike Axe, Inc.  Furthermore, each of the 5,000,000 outstanding options to purchase common stock of Nutritional Concepts Corp was exchanged for one option to purchase Strike Axe, Inc. common stock.

On December 7, 2008, Strike Axe, Inc. issued a $30,000 convertible promissory note. The note bears interest at 8% per annum until paid or converted.  The note is convertible at the option of the holder at any time and from time to time into common stock at a fixed conversion price of $0.012 per share.  The note matured on December 7, 2010 and has been in default.  The note became part of the recapitalized company.

In December 2011 and January 2012, Strike Axe, Inc. converted the promissory note plus outstanding interest (total $37,558) into common stock at the rate of $0.012 per share, per the contract.  Total shares issued were 3,129,840.

In January 2012, Strike Axe, Inc. issued 142,858 shares of restricted common stock to an individual for cash proceeds of $50,000.

In February 2012, Strike Axe, Inc. issued 80,000 shares of restricted common stock as a result of a stock option exercise for gross proceeds of $28,000.

In August 2011, the Company was given the opportunity to acquire Mega-pro Nutrition, Inc, for $1.5 million at any time through February 2012.  Mega-pro Nutrition, Inc. is wholly owned by the brother of an officer and shareholder of the Company.  The Company did not acquire Mega-Pro Nutrition, Inc., and the offer has expired.